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                                                                    Exhibit 4.01

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "Agreement"), made as of the 15th day of June, 1999, by REALMED CORPORATION, an Indiana corporation ("Borrower") in favor of NEWCOURT FINANCIAL USA INC., a Delaware corporation ("Lender"),

                                WITNESSETH THAT:

         WHEREAS,  Borrower  has  applied to Lender for credit in the  aggregate
principal   amount  of  Seventeen   Million  Five   Hundred   Thousand   Dollars
($17,500,000.00); and,

         WHEREAS, Lender is willing to extend such credit to Borrower on the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                            AMOUNT AND TERMS OF LOAN

         1.1 Agreement to Loan and Repay. Lender hereby agrees to lend the sum of Seventeen Million Five Hundred Thousand Dollars ($17,500,000.00) (the "Loan") to Borrower, and Borrower hereby agrees to repay such amount to Lender, upon the terms and conditions set forth in this Agreement, that certain Subordinated Convertible Promissory Note of even date herewith (the "Note") and all other agreements executed in furtherance of this transaction (together with this Agreement and the Note, the "Loan Documents"). The Loan shall (a) be subordinate (in priority but not payment) to certain loans of Borrower, (b) be convertible into Borrower's common shares, (c) bear interest at the rate of Eight Percent (8%) per annum, and (d) be payable all as specifically described in the Note. All salaries, wages and expenses of (or relating to) all personnel of Lender (other than Robert J. Hicks) who perform services for or on behalf of Borrower will be allocated on any equitable basis between Lender and Borrower ("Allocated Expenses"), based on the actual time devoted to such services, and that portion so allocated to Borrower shall be deemed an advance under the Loan; provided, however, that Allocated Expenses shall not exceed $750,000 per year and Allocated Expenses shall be made only with respect to those personnel of Lender (other than Robert J. Hicks) who devote at least 5% of their annual work time to performing services for or on behalf of Borrower; provided, further, however, that the restrictions set forth in the foregoing proviso may be waived by the Board of Directors of Borrower. Borrower and Lender shall agree upon the personnel who will perform such services and the amount of their compensation. Subject to Section 2.2, Lender's obligation (but not its right) to lend funds to

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Borrower shall  terminate  upon the earlier of the  following:  (i) the full and complete exercise all of Lender's conversion rights under the Loan Documents; or
(ii) June 15, 2004.

         1.2 Use of Loan. Borrower shall use the Loan solely to pay expenses and existing and future debt incurred in the ordinary course of its business and in accordance with the business plan of Borrower attached hereto as Exhibit A, as amended from time to time in accordance with this Agreement (the "Business
Plan"). Commencing July 1, 2000, Borrower shall regularly (but not less frequently than every six (6) months) revise and update the Business Plan to accurately and properly reflect Borrower's good faith, reasonable projections of the future operations of its business. All changes to the Business Plan shall require approval of Borrower's Board of Directors and, if Robert J. Hicks ("Hicks") is not the Chief Executive Officer of the Borrower at the time, approval of Lender, which approval Lender shall not unreasonably withhold. Within five business days after a new Business Plan has been approved by the Borrower's Board of Directors, Borrower shall notify Lender of such approval and provide Lender with a copy of such Business Plan. If Hicks is not Chief Executive Officer of Borrower, then, within fifteen business days after receipt of a Business Plan, Lender shall notify Borrower of any objections or questions that it has with respect to the Business Plan. Within fifteen business days after the receipt by Lender of any responses by Borrower to Lender's objections or questions regarding the Business Plan, Lender shall notify Borrower that its responses were satisfactory or provide Borrower with an explanation of why such responses were not satisfactory. If Borrower fails to revise and update its Business Plan at the times and in the manner described in this Section 1.2 and such failure continues for 30 days after notice from Lender, then Borrower's right to draw any portion of the Loan shall cease during the continuation of such failure.

                                    ARTICLE 2
                              CONDITIONS PRECEDENT

        2.1 Conditions Precedent of Loan. Lender's obligations to enter into this Agreement and to advance the funds contemplated by the Note are subject to the occurrence, prior to or simultaneously with the closing date, of the following conditions:

             (a) Lender shall have received on or before the closing date, in form and substance satisfactory to Lender:

                  (i) This Agreement, duly executed by Borrower and delivered to Lender;

                  (ii)   The Note, duly executed by Borrower;

                  (iii) Certified copies of Resolutions of the Board of Directors of Borrower approving the transaction contemplated by the Loan Documents;

                  (iv) A certificate of the Secretary or an Assistant Secretary of Borrower certifying (A) the names and true

                                       2

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             signatures  of the officers of Borrower  authorized to execute the Loan Documents to which Borrower is a party, (B) that attached thereto is a true and accurate copy of the Articles of Incorporation and By-laws of Borrower, as amended through the closing date, (C) that attached thereto are true and
             accurate   copies  of  the   resolutions   described   in  the
             immediately preceding subparagraph, and (D) that the Articles of Incorporation of Borrower have not been amended since the
             date  of  the  last   amendment   thereto   indicated  on  the
             Certificate of Existence described in the next succeeding subparagraph;

                  (v) A Shareholder Agreement (in form and substance satisfactory to Lender), duly executed by Borrower, Robert B. Peterson, Mark A. Morris, JLT, LP, Gemplus SCA, Gemplus Corp., Allan Green, West Plains Investment, Inc., Finno SCA, Candel & Partners, Rollin M. Dick and Lender;

                  (vi) A Certificate of Existence from the Secretary of State of Indiana, dated not more than five days before the closing date, stating that Borrower is duly organized and qualified in Indiana;

                  (vii)  Copies  of  all   documents   evidencing   all
             necessary corporate action and government approvals, if any, with respect to each of the Loan Documents;

                  (viii) Such other  information  about Borrower and/or its
             assets, business and/or financial condition as Lender may reasonably request;

                  (ix) A Registration Rights Agreement (in form and substance satisfactory to Lender), duly executed by Company, Lender, and certain other shareholders of the Company;

                  (x) An Eclipse/RealMed Agreement (in form and substance satisfactory to Lender), duly executed by Company, Robert B. Peterson, Mark A. Morris, and certain related entities;

                  (xi) A Release and Termination Agreement (in form and substance satisfactory to Lender), duly executed by the Company and certain shareholders of the Company;

                  (xii) A Recapitalization Confirmation Agreement (in form and substance satisfactory to Lender), duly executed by Company and certain shareholders of the Company; and

             (b) Articles of Restatement of the Articles of Incorporation of the Company (in form and substance satisfactory to Lender) shall have been duly filed with the Indiana Secretary of State.

                                       3

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         2.2  Conditions  Precedent of Advances.  Lender's  obligation  to make any advance to Borrower of the Loan pursuant to the Note is further subject to (on the date of each such advance):

             (a) Borrower having delivered to Lender a written request for such advance setting forth the amount of the advance requested and a description of the intended use of such amounts by Borrower and attaching thereto a copy of Borrower's then current Business Plan (an "Advance Request");

             (b) Borrower having delivered to Lender a certificate of its Chief Executive Officer (or other officer reasonably acceptable to Lender) of Borrower certifying that as of such date (i) all representations and warranties of Borrower made in this Agreement are true and correct as if made on such date, (ii) no Event of Default has occurred and is continuing on such date, and (iii) Borrower has complied with all of the terms and conditions of the Loan Agreements required to be complied with by Borrower as of such date (a "Certificate of Performance"); and

             (c) If the Certificate of Performance has been executed by someone other than Hicks as Chief Executive Officer of Borrower, Lender having satisfied itself, in its reasonable discretion, that the matters set forth in the Certificate of Performance are true and correct. If Hicks is not Chief Executive Officer of Borrower, then, within fifteen business days after receipt of a Certificate of Performance, Lender shall notify Borrower of any matters in the Certificate of Performance that Lender believes are not true and correct or that Certificate of Performance will be deemed true and correct but only with respect to the request for advance with which it was submitted. Lender and Borrower shall endeavor to promptly resolve any disputes regarding the Certificate of Performance.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

        Borrower makes the following representations and warranties to Lender, which warranties and representations shall survive closing and distribution of the Loan and shall remain in full force and effect until released in writing by
Lender:

        3.1 Organization and Existence. Borrower is a corporation duly organized and validly existing under the laws of the State of Indiana, has the power and authority to own its property and assets and to carry on its business as now conducted and proposed to be conducted and is qualified to do business in every jurisdiction where the nature of the business conducted or the property owned or leased by it requires such qualification.

        3.2 Corporate Powers. Borrower has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party. Borrower has obtained and maintains all licenses, permits, franchises, patents, copyrights, trademarks, trade names, consents and approvals necessary to own its property and assets and to carry on its business as now conducted.

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        3.3  Authorization.  The execution, delivery and performance by Borrower of each Loan Document to which it is or will be a party, the borrowings hereunder by Borrower, the execution and delivery of the Note by Borrower, and the use of the Loan in accordance with this Agreement (a) have been duly authorized by all requisite corporate action and (b) will not (i) require the consent or approval of any shareholders, directors, members, partners, or other principals of Borrower which has not been obtained, (ii) violate (A) any
provision  of  any  law,  statute,  rule  or  regulation   (including,   without
limitation, Regulations U and X of the Board of Governors of the Federal Reserve
System)  or   organizational   documents  of  Borrower,   (B)  the  Articles  of
Incorporation or the Bylaws of Borrower, or any order of any court, or any rule, regulation or order of any other agency or government binding upon Borrower, or
(C) on and after closing, any provision of any indenture, agreement or other instrument to which Borrower is a party or by which any of Borrower's assets or properties are or may be bound, (iii) on and after closing, be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or (iv) result in the creation or imposition of any liens (other than as contemplated by this Agreement) upon any property or assets of Borrower.

        3.4 Acquisition of Consents. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution and delivery to Lender or performance by Borrower of the Loan Documents.

        3.5 Enforceability. This Agreement is, and each of the other Loan Documents when delivered hereunder will be, the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

        3.6 Capitalization. Borrower's authorized capital stock consists of 200,000,000 shares of common stock, no par value. All of Borrower's capital stock is free of preemptive rights, except to the extent set forth in the Shareholder Agreement, dated June 15, 1999, among Borrower, Lender and certain other shareholders of Borrower. Borrower has issued stock and granted warrants, options and/or conversion rights to additional shares of common stock to the persons and in the amounts described in Exhibit B hereto and no other options, warrants or rights to purchase or convert, nor any agreement or commitment for the subscription, issuance, redemption, transfer, sale, purchase or acquisition of, any shares of the capital stock of Borrower not disclosed in this Section
3.6 or in Exhibit B hereto exist.

        3.7 Financial Information. All financial statements and other financial data which have been or will be furnished to Lender by Borrower are, and will be, true and correct and reflect, or will reflect when delivered in the future, fairly the financial condition of Borrower and have been or will be prepared in accordance with Generally Accepted Accounting Principles ("GAAP") consistently applied. Borrower has no contingent liabilities, material liabilities for taxes, unusual forward or long term commitments outside the ordinary course of business, or material unrealized or anticipated losses from any unfavorable commitments which are material with respect to the financial condition, affairs, prospects or business of Borrower, except as reflected or provided for in such financial statements.

        3.8 Litigation. There are not any actions, suits or proceedings at law or in equity or by or before any court or governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any property or rights of Borrower.

        3.9 Compliance with Laws. Borrower is not in violation of any law, rule or regulation (including, but not limited to, all environmental laws, rules or regulations), or in default with respect to any judgment, writ, injunction or decree of any court or governmental agency or instrumentality.

        3.10 Agreements. Borrower is not a party to any agreement or instrument or subject to any corporate restriction that is expected to have a material and adverse effect on the business, assets, operations or financial condition of Borrower. Borrower is not in default in any manner with respect to any provision of any indenture, agreement or other instrument that would materially and adversely affect the business, assets, operations or financial condition of Borrower.

        3.11 Federal Reserve Regulations. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR, Part 221), does not own and has no present intention of acquiring any such margin stock or a "margin security" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR, Part 207). None of the Loan proceeds will be used directly or indirectly by Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any such margin security or margin stock or for any other purpose which might constitute the transaction contemplated hereby a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities and Exchange Act of 1934, as amended, or any rules or regulations promulgated under either such statute.

        3.12 Taxes. Borrower has filed or caused to be filed all federal, state, local and foreign tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments the validity of which Borrower is contesting in good faith by appropriate proceedings and with respect to which Borrower shall, to the extent required by GAAP applied on a consistent basis, have set aside on its books adequate reserves.

        3.13 ERISA. Borrower is in compliance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to the extent to which it is applicable to Borrower. Borrower has received no notice that it is not in compliance with ERISA from the Pension Benefit Guaranty Corporation ("PBGC") or

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any other  governmental  entity or agency.  No reportable  event, as the same is defined by ERISA (a "Reportable Event"), has occurred or is continuing which could result in an accumulated deficiency under ERISA or liability to the PBGC.

        3.14 No Misstatements. No report, financial statement, exhibit or schedule, warranty or representation furnished on or prior to the date hereof by or on behalf of Borrower contains any misstatement of fact or omits to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        3.15 Solvency. After giving effect to the consummation of the transaction contemplated hereby, Borrower (a) will be able to pay its debts as they become due, (b) will have funds and capital sufficient to carry on its business and all businesses in which it is about to engage, and (c) will own property having a value both at fair valuation and fair saleable value in the ordinary course of Borrower's business greater than the amount required to pay its debts, including, for this purpose, unliquidated and disputed claims. Borrower will not be rendered insolvent by the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

        3.16 Licenses and Approvals. Borrower has obtained all permits, governmental licenses, registrations, and approvals necessary to carrying out its business as presently conducted and as required by law or the rules and regulations of any federal, foreign governmental, state, county, or local association, corporation or governmental agency, body instrumentality or commission having jurisdiction over Borrower.

        3.17 Liabilities. Except as otherwise disclosed in Schedule 3.17 to this Agreement, Borrower has no payables, liabilities or obligations, either direct or indirect, absolute, contingent or otherwise, including, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

        3.18  Employment  Contracts.  Except as otherwise  disclosed in Schedule
3.18 to this Agreement, (a) Borrower is not a party to any written or oral agreement, contract or commitment with any present or former employee or consultant or for the employment of any person, including any consultant; and
(b) Borrower has no liability or obligation to provide any present or former employee or consultant with any severance or deferred compensation payments or any other employment-related benefits following a termination of such employee or consultant's employment with Borrower. A true and complete copy of each agreement, contract and commitment listed in Schedule 3.18 has previously been delivered to Lender.

        3.19  Intellectual Property.

              (a) Borrower, in the conduct of its business, has not utilized and does not utilize any patent, trademark, trade name, service mark, copyright, software, trade secret or know-how except for those listed in
        Schedule  3.19 to this Agreement (the "Intellectual Property").

              (b) All of the Intellectual Property listed in Schedule 3.19 to this Agreement (i) is valid and in full force and effect and any applications for registrations relating thereto are pending and in good standing, all without challenge of any kind; and (ii) is owned entirely by Borrower, without qualification, limitation, burden or encumbrance of any kind.

              (c) Borrower does not infringe upon or unlawfully or wrongfully use any patent, trademark, trade name, service mark, copyright or trade secret owned or claimed by another. Borrower is not in default under, and has not received any notice of any claim of infringement or any other claim or proceeding relating to any such patent, trademark, trade name, service mark, copyright or trade secret.

                                    ARTICLE 4
                              COVENANTS OF BORROWER

        4.1 Affirmative Covenants. From the date hereof and thereafter for so long as any portion of the Loan is outstanding or Borrower is indebted to Lender under any of the Loan Documents, Borrower shall, unless Lender shall consent otherwise in writing:

             (a) Compliance with Laws. Comply with all applicable laws, rules, regulations and orders (including, but not limited to, all environmental laws, rules, regulations and orders) by which it or any of its properties are bound;

             (b) Use of Loan Proceeds. Use the Loan Proceeds only in accordance with Section 1.2 of this Agreement;

             (c) Payment of Obligations. Pay all its indebtedness and obligations promptly and in accordance with their terms and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or in respect of its property, before the shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that Borrower shall not be required to pay and discharge or cause to be paid or discharged any such indebtedness or obligations or any such tax, assessment, charge, levy or claim so long as the applicability, validity or amount thereof shall be contested in good faith by appropriate proceedings or actions and Borrower shall set aside on its books, in accordance with GAAP, adequate reserves, with respect to any such indebtedness or obligations or any such tax, assessment, charge, levy or claim so contested;

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             (d)  Preservation  of  Existence.  Preserve  and  maintain in full force and effect its legal existence, rights, and privileges in the jurisdiction of its organization, preserve and maintain all licenses, governmental approvals, trademarks, patents, trade secrets, copyrights, and trade names owned or possessed by it which are necessary or, in its reasonable business judgment, desirable in view of its business and operations or the ownership of its properties and qualify or remain qualified as a foreign entity in each jurisdiction in which such qualification is necessary or, in its reasonable business judgment, desirable in view of its business and operations and ownership of its properties;

             (e) Preservation of Property. Maintain and preserve all property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needed and proper repairs, renewals and replacements thereto, so that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses;

             (f) Maintenance of Insurance. Maintain insurance with responsible and reputable insurance companies in such amounts and covering such risks as is usually carried by companies similarly situated;

             (g) Giving of Notice. Provide Lender with notice, promptly, of any (i) default under any agreements by which Borrower has become indebted to any other party, and (ii) action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which might be reasonably expected to materially impair the right of Borrower to carry on its business substantially as now being conducted or to affect materially adversely the financial condition of Borrower, and of any combination of such actions, suits or proceedings which taken together might be reasonably expected materially to impair such right or to affect materially adversely such financial condition;

             (h) ERISA Compliance. Comply with the applicable provisions of ERISA where the failure so to comply might reasonably be expected to impair Borrower's right to carry on business as now being conducted or to affect adversely Borrower's financial condition and furnish to Lender (a) as soon as possible, and in any event within ten days after any officer of Borrower knows or has reason to know that any Reportable Event with respect to any "plan" has occurred, as defined in ERISA (a "Plan"), a statement of a financial officer of Borrower setting forth the details as to such Reportable Event and the action that Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event, if any, given by PBGC, and (b) promptly after the receipt or filing thereof, a copy of any notice Borrower may receive from PBGC relating to the intention of PBGC to terminate any Plan or to appoint a trustee to administer any Plan and all reports and notices relating to any Reportable Event or "prohibited transaction" (as defined in ERISA) which Borrower files under ERISA with the Internal Revenue Service, PBGC, or the United States Department of Labor;

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             (i)  Books and Records. Keep adequate records and books of account, in which complete entries will be made  in  accordance  with  GAAP  and
        with applicable requirements of any governmental   authority   having
        jurisdiction over Borrower, reflecting all financial transactions;

             (j) Delivery of Financial Information. Furnish to Lender (a) within ninety days after the end of each fiscal year of Borrower, a balance sheet as of the close of such fiscal year and statements of income, retained earnings and changes in financial position of Borrower for such fiscal year, all of which are to be audited by a certified public accountant satisfactory to Lender (provided, however, that such financial statements for 1999 need only be compiled and reviewed), (b) within forty-five days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, a balance sheet and statements of income, retained earnings and changes in financial position of Borrower as of the end of each such quarter and for the then elapsed portion of such fiscal year, certified by a financial officer of Borrower, and (c) when or before the same are first due, copies of all federal, state and local income tax returns filed by Borrower;

              (k) Inspections and Copying. Permit, at any reasonable time and from time to time, Lender or any of its agents or representatives, to examine and make copies of and abstracts from the records and books of account of Borrower and visit the properties of Borrower to discuss the affairs, finances, and accounts of Borrower with any of its officers, employees and/or certified public accountants; provided, that, Lender agrees that it will not, except to the extent required by law, disclose such information to any other person and will require its agents to keep such information confidential; and

              (l) Additional Assurances. From time to time hereafter, execute and deliver, or cause to be executed and delivered, such additional instruments, certificates and documents and take all such actions as Lender shall reasonably request for the purpose of implementing or effectuating the provisions of the Loan Documents and, upon the exercise by Lender of any power, right, privilege or remedy pursuant to the Loan Documents which requires any consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, exercise and deliver all applications, certifications, instruments and other documents and papers that Lender may be so required to obtain.

        4.2 Negative Covenant. From the date hereof and thereafter for so long as any portion of the Loan is outstanding or Borrower is indebted to Lender under any of the Loan Documents, Borrower shall not, unless Lender shall consent otherwise in writing:

              (a) Apply any of the proceeds of the Loan to the purchase or carrying of any "margin stock" within the meaning of Regulation U of
        the  Board  of  Governors  of  the  Federal  Reserve  System,   or  any
        regulations, interpretations or rulings thereunder; and

             (b) Create, incur, assume, or suffer to exist any lien of any nature, upon or with respect to any of its properties, now owned or hereafter acquired, or assign as collateral or otherwise convey as collateral, any right to receive income, except that the foregoing restrictions shall not apply to (i) any liens granted to Gemplus Corp. pursuant to the June 15, 1999 Security Agreement between Gemplus Corp. and Borrower; and/or (ii) any purchase money security interests granted by Borrower.

                                    ARTICLE 5
                         EVENTS OF DEFAULT AND REMEDIES

             5.1 Events of Default. Borrower shall be in default under this Agreement, and each of the Loan Documents, upon the occurrence of any one or more of the following events (each an "Event of Default"):

             (a) If any representation or warranty made in connection with this Agreement, any of the other Loan Documents, or any report, certificate, financial statement or other instrument furnished by Borrower pursuant to this Agreement shall prove to have been false or misleading in any materially adverse respect;

             (b) If Borrower shall fail to make when due the payment of principal or interest as required by the Note, or any other amount payable hereunder, whether at the due date thereof or by acceleration thereof or otherwise;

             (c) If Borrower shall fail to duly observe or perform any material covenant, condition or agreement required to be observed or performed hereunder or in the Note, and such failure remains uncured for a period of fifteen days after written notice thereof;

             (d) A default by Borrower under any other obligation of Borrower to Lender whether now existing or hereafter created and such default continues for thirty days after Borrower's receipt of written notice specifying such default; provided, however, that if Borrower is unable to cure such default within such thirty day period, despite using diligent efforts to do so, such cure period shall be extended so long as Borrower continues to use diligent efforts to cure the default.

             (e) If Borrower shall (i) apply for or consent to the appointment of, or the taking or possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage as debtor of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against Borrower in an involuntary case under such Bankruptcy Code, or (vii) take any corporate action (other than to controvert any such petition) for the purpose of effecting any of the foregoing;

             (f) If any proceeding or case shall be commenced in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debts, of Borrower, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Borrower or of all or any substantial part of its assets, or (iii) similar relief in respect of Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, without the consent of Borrower, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of thirty days, or an order for relief against Borrower shall be entered in an involuntary case under such Bankruptcy Code; or

             (g)  If Borrower is dissolved, either voluntarily or involuntarily.

        5.2 Remedies upon Default. If there is an Event of Default, and such Event of Default has not been cured within any applicable grace or cure period, then Lender may, at its option, and by or through a trustee, nominee, assignee or otherwise, to the fullest extent permitted by law, exercise any or all of the following rights, remedies and recourses, either successively or concurrently:

             (a) Terminate its obligation to make any further advance under the Loan;

             (b) Declare the Note to be forthwith due and payable, whereupon the Note shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in the Notes to the contrary notwithstanding;

             (c) Pursue any rights and remedy set forth in any of the other Loan Documents; or

             (d) Pursue any other rights and remedy set forth herein, at law, or in equity.

        5.3 Non-Waiver. No delay in exercising or failure to exercise by Lender of any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Agreement or any law to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

                                    ARTICLE 6
                       MISCELLANEOUS TERMS AND CONDITIONS

        6.1 Time of Essence. Time is of the essence with respect to all provisions of this Agreement.

        6.2 Attorneys' Fees. In the event of any litigation between the parties to this Agreement regarding the matters governed hereby or by any of the other Loan Documents or the enforcement hereof or thereof, the losing party shall pay to the prevailing party all reasonable expenses and court costs, including reasonable attorneys' fees, incurred by the prevailing party in connection with such litigation.

         6.3 Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and each of the parties shall use its reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

         6.4 Further Assurances. Subject to the specific terms of this Agreement, Borrower shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

         6.5 Waivers, etc. No failure or delay on the part of either party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by an authorized officer of each of the parties, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

         6.6 Entire Agreement. This Agreement and the other Loan Documents contain the final and complete understanding of the parties with respect to their subject matter. This Agreement supersedes all prior agreements and understandings between the parties, whether written or oral, with respect to the subject matter hereof.

         6.7 Counterparts. For the convenience of the parties, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall be one and the same instrument.

         6.8 Amendment. This Agreement may be amended only by a written instrument duly executed by an authorized officer of each of the parties.

         6.9 Notices. Unless expressly provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given (i) when personally delivered or
(ii) if mailed, registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter refused by the addressee or its agent or (iii) if sent by overnight courier which delivers only upon the signed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent:

         (i)      if to the Borrower:
                  RealMed Corporation
                  Suite 350
                  10333 N. Meridian Street
                  Indianapolis, Indiana  46290
                  Attn: Robert J. Hicks, Chief Executive Officer
                  Facsimile Number:  (317) 580-0027

                  with copies to:
                  Robert S. Wynne
                  Baker & Daniels
                  Suite 2700
                  300 N. Meridian Street
                  Indianapolis, Indiana  46204-1782
                  Facsimile Number:  (317) 237-1000

         (ii)     if to the Lender:
                  Newcourt Financial USA Inc.
                  Two Gatehall Drive
                  Parsippany, New Jersey  07054-4525
                  Attn:  Bradley D. Nullmeyer
                  Facsimile Number:  (973) 889-5235

                  with copies to:
                  Eric R. Johnson
                  Sommer & Barnard, PC
                  4000 Bank One Tower
                  Indianapolis, Indiana  46204
                  Facsimile Number: (317) 236_9802

or to such other address as may have previously furnished to the other party in writing in the manner set forth above.

         6.10 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF INDIANA.

         6.11 Headings. The headings in this Agreement are for purposes of convenience of reference, shall not be deemed to constitute a part of this Agreement and shall not be considered in construing the terms of this Agreement.

         6.12  Parties Bound. This  Agreement is binding on and shall inure to
the benefit of  the parties hereto  and their  respective   heirs,   executors,
administrators, legal representatives, successors and assigns as permitted by this Agreement.

         6.13 Construction. This Agreement shall not be strictly construed against any party. This Agreement is executed in conjunction with the other Loan Documents and is to be construed harmoniously therewith. If there is any conflict between the terms of this Agreement and any of the other Loan Documents, the terms selected by Lender in its sole subjective discretion shall be controlling.

         6.14 Gender. Wherever the context shall so require, all words in the masculine gender shall be deemed to include the feminine or neuter gender; all singular words shall include the plural; and, all plural words shall include the singular.



         IN WITNESS WHEREOF, Lender and Borrower have caused this Agreement to be executed by its duly authorized officer as of the date first written above.


LENDER:                                     BORROWER:

NEWCOURT FINANCIAL USA INC.                 REALMED CORPORATION



By: /s/ Robert J. Hicks                     By: /s/ Robert B. Peterson

        Robert J. Hicks                             Robert B. Peterson
Title:  Executive Vice President            Title:  President